EXHIBIT 24

POWER OF ATTORNEY
The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint Neal V. Fenwick, Kathleen D. Hood and Pamela R. Schneider, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of a Registration Statement on Form S-8 (the “Registration Statement”) in respect of the 2019 ACCO Brands Corporation Incentive Plan and any and all amendments thereto as may be necessary or desirable, including, but without limiting the generality of the foregoing, the power and authority to sign the name of ACCO Brands Corporation and the names of the undersigned directors and officers in the capacities indicated below to such Registration Statement and all amendments or post-effective amendments thereto:

Signature	Title	Date
/s/Boris Elisman Boris Elisman	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	May 21, 2019
/s/Neal V. Fenwick Neal V. Fenwick	Executive Vice President and Chief Financial Officer (principal financial officer)	May 21, 2019
/s/Kathleen D. Hood Kathleen D. Hood	Senior Vice President and Chief Accounting Officer (principal accounting officer)	May 21, 2019
/s/James A. Buzzard James A. Buzzard	Director	May 21, 2019
/s/Kathleen S. Dvorak Kathleen S. Dvorak	Director	May 21, 2019
/s/Pradeep Jotwani Pradeep Jotwani	Director	May 21, 2019
/s/Robert J. Keller Robert J. Keller	Director	May 21, 2019
/s/Thomas Kroeger Thomas Kroeger	Director	May 21, 2019
/s/Ron Lombardi Ron Lombardi	Director	May 21, 2019
/s/Graciela Monteagudo Graciela Monteagudo	Director	May 21, 2019

/s/Hans Michael Norkus Hans Michael Norkus	Director	May 21, 2019
/s/E. Mark Rajkowski E. Mark Rajkowski	Director	May 21, 2019